Exhibit 99.2

CUSIP No. 927330100	13G

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS BHP CAPITAL NY, INC. (“BHP”) does hereby make, constitute and appoint Bryan Pantofel its true and lawful attorney, to execute and deliver in its name and on its behalf whether BHP acting individually or as representative of others, any and all filings required to be made by BHP under the Securities Exchange Act of 1934, (as amended, the “Act”), with respect to securities which may be deemed to be beneficially owned by BHP under the Act, giving and granting unto said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as BHP might or could do if personally present by its authorized signatory, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY shall remain in full force and effect until revoked by written instrument. BHP has the unrestricted right unilaterally to revoke this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of:

February 8, 2021

BHP CAPITAL NY, INC.

By: /s/ Bryan Pantofel

Name: Bryan Pantofel

Title: President, BHP Capital NY, Inc.